EXHIBIT 21.1
Subsidiaries of Spirit AeroSystems Holdings, Inc. - Delaware
Spirit AeroSystems, Inc. - Delaware
Spirit AeroSystems Finance, Inc. - Delaware
Subsidiaries of Spirit AeroSystems, Inc. - Delaware
Spirit AeroSystems International Holdings, Inc. - Delaware
Spirit AeroSystems Operations International, Inc. - Delaware
Spirit AeroSystems North Carolina, Inc. - North Carolina
Spirit AeroSystems Innovative Solutions, Inc. – Delaware
Fiber Materials Inc. – Delaware
Subsidiaries of Fiber Materials Inc. – Delaware
Intermat – Maine
Spirit AeroSystems Textiles, LLC - Delaware
Subsidiaries of Spirit AeroSystems International Holdings, Inc.
Spirit AeroSystems Malaysia Sdn Bhd - Malaysia
Spirit AeroSystems Singapore Pte. Ltd. - Singapore
Spirit AeroSystems Investco, LLC - Delaware
Spirit AeroSystems Canada, Ltd. - Canada
Spirit AeroSystems Taiwan Inc. – Taiwan
Spirit AeroSystems Global Investments B.V. – Netherlands
Xizi Spirit Aerospace Industry (Zhejiang) Ltd. - China
Spirit Evergreen Aftermarket Solutions Co., Ltd. - Taiwan
Subsidiaries of Spirit AeroSystems Global Investments, B.V.- Netherlands
Spirit AeroSystems Global Holdings Limited – United Kingdom
Spirit AeroSystems France SARL - France
Subsidiaries of Spirit AeroSystems Global Holdings Limited - United Kingdom
Spirit AeroSystems Belgium Holdings BVBA – Belgium
Spirit AeroSsytems (Europe) Limited – United Kingdom
Short Brothers plc – United Kingdom
Spirit AeroSystems Morocco, SAS – Morocco
Subsidiaries of Spirit AeroSystems (Europe) Limited – United Kingdom
Spirit AeroSystems (Hangzhou) Enterprise Management Consultancy Co., Ltd. – China
Spirit AeroSystems (Europe) Pension Trustees Ltd. – United Kingdom
Subsidiaries of Short Brothers plc – United Kingdom
Short Brothers CIF (Common Investment Fund) Trustee Limited - United Kingdom
Short Brothers Limited Pension Trustee Limited – United Kingdom
Spirit AeroSystems Belfast Executive Benefits Trustee Limited – United Kingdom